UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2016

DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

______________

Florida	000-53680	20-8380461
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Green Road, Pompano Beach, Florida 33064

(Address of Principal Executive Office) (Zip Code)

(888) 404-7770

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

———————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2015 annual meeting of shareholders (the “Annual Meeting”) of DS Healthcare Group, Inc. (the “Company”) was held on Thursday, February 11, 2016 at its principal executive office located at 1601 Green Road, Pompano Beach, Florida. Shareholders of record at the close of business on January 7, 2016 were entitled to one vote for each share of common stock held. On January 7, 2016, there were 22,556,765 shares of common stock issued and outstanding.  At the Annual Meeting, the shareholders of the Company voted on the following proposals, each as more fully described in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on January 8, 2016:

1. To elect four members of the Board of Directors of the Company (the “Board”) to serve until the next annual meeting of shareholders. Each nominee for director was elected by a vote of the shareholders as follows:

Proposal No. 1: Election of Directors	Vote Type	Voted
Daniel Khesin	For	3,468,793
	Against	24,827
	Broker Non-Votes	10,130,823

Michael Pope	For	3,493,569
	Against	51
	Broker Non-Votes	10,130,823

Dianne Rosenfeld	For	3,493,082
	Against	538
	Broker Non-Votes	10,130,823

Karl Sweis	For	3,493,470
	Against	150
	Broker Non-Votes	10,130,823

2. To ratify the appointment of Marcum LLP, an independent registered public accounting firm, to serve as the Company’s independent auditors for fiscal year ending December 31, 2015. The proposal was approved by a vote of shareholders as follows:

Proposal No. 2: Ratification of Appointment of Marcum LLP	Vote Type	Voted
	For	13,612,996
	Against	4,219
	Abstention	7,228

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: February 18, 2016	By:	/s/ Renee Barch-Niles
Renee Barch-Niles
Chief Executive Officer